Exhibit n.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the headings “Selected Consolidated Financial Data” and “Independent Registered Public Accounting Firm” and to the use of our reports dated (a) December 21, 2007, with respect to the consolidated financial statements of MVC Capital, Inc. (b) January 17, 2008, with respect to the senior securities table of MVC Capital, Inc., included in this registration statement (Form N-2 No. 333-147039).
/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP
New York, New York
January 17, 2008